ADMINISTRATION AND FUND ACCOUNTING AGREEMENT


    THIS AGREEMENT is made as of this ___ day of October, 1996, by and between Frontegra Funds, Inc., a
Maryland  corporation (the "Corporation"), and Sunstone
Financial  Group,  Inc., a Wisconsin  corporation  (the
"Administrator").

    WHEREAS, the Corporation is an open-end investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act") and is authorized to issue shares of common stock (the "Shares") in separate series with each such series representing interests in a separate portfolio of securities and other assets;
and

    WHEREAS,  the  Corporation  and  the  Administrator
desire to enter into an agreement pursuant to which the
Administrator  shall  provide administration  and  fund
accounting  services to such investment  portfolios  of
the  Corporation as are listed on Schedule A hereto and
any  additional  investment portfolios the  Corporation
and  Administrator  may  agree  upon  and  include   on
Schedule A as such Schedule may be amended from time to time (such investment portfolios and any additional investment portfolios are individually referred to as a "Fund" and collectively the "Funds").

    NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:


1. Appointment

   The Corporation hereby appoints the Administrator as administrator and fund accountant of the Funds for the period and on the terms set forth in this Agreement.
The Administrator accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.


2. Services as Administrator

    (a)  Subject  to the direction and control  of  the
Corporation's   Board   of  Directors   and   utilizing
information provided by the Corporation and its agents,
the  Administrator  will:  (1)  provide  office  space,
facilities,  equipment and personnel to carry  out  its
services  hereunder; (2) compile data for  and  prepare
with  respect  to  the  Funds  timely  Notices  to  the
Securities  and Exchange Commission (the  "Commission")
required pursuant to Rule 24f-2 under the 1940 Act  and
Semi-Annual  Reports on Form N-SAR; (3) assist  in  the
preparation  of  for execution by the  Corporation  and
file  all  federal income and excise  tax  returns  and
state  income tax returns (and such other required  tax
filings as may be agreed to by the parties) other  than
those   required  to  be  made  by  the   Corporation's
custodian  or  transfer agent, subject  to  review  and
approval  of  the  Corporation  and  the  Corporation's
independent   accountants;  (4)  prepare  and/or   file
securities  registration compliance  filings  with  the
states  identified by the Corporation to  maintain  the
Funds' securities registrations with the advice of  the
Corporation's legal counsel; (5) prepare the  financial
statements  for  the  Annual  and  Semi-Annual  Reports
required pursuant to Section 30(d) under the 1940  Act;
(6)  assist  the  Corporation's legal  counsel  in  the
preparation  of  the  Registration  Statement  for  the
Corporation (on Form N-1A or any replacement  therefor)
and   any   amendments  thereto;  (7)   determine   and
periodically  monitor each Fund's  income  and  expense
accruals and cause all appropriate expenses to be  paid
from  Corporation  assets on proper authorization  from
the  Corporation; (8) calculate daily net asset  values
and  income  factors  of each Fund;  (9)  maintain  all
general  ledger  accounts and related subledgers;  (10)
perform  security  valuations in  accordance  with  the
terms  of  the  Funds'  then  current  Prospectus   and
instructions  of the Corporation's Board of  Directors;
(11)  assist  in  the acquisition of the  Corporation's
fidelity  bond  required by the 1940 Act,  monitor  the
amount  of  the bond and make the necessary  Commission
filings related thereto; (12) from time to time as  the
Administrator  deems  appropriate,  check  each  Fund's
compliance  with the policies and limitations  of  each
Fund relating to the portfolio investments as set forth
in the Prospectus, Statement of Additional Information,
Articles and By-Laws and monitor each Fund's status  as
a  regulated investment company under Subchapter  M  of
the  Internal  Revenue Code of 1986,  as  amended  (but
these  functions  shall not relieve  the  Corporation's
investment adviser and sub-advisers, if any,  of  their
primary  day-to-day responsibility  for  assuring  such
compliance); (13) maintain, and/or coordinate with  the
other   service  providers  the  maintenance  of,   the
accounts,  books and other documents required  pursuant
to  Rule  31a-1(a)  and (b) under the  1940  Act;  (14)
develop  with  legal  counsel  and  secretary  of   the
Corporation  an agenda for each board meeting  and,  if
requested  by the Directors, attend board meetings  and
prepare  minutes; (15) prepare Form 1099s for directors
and  other  Fund vendors; (16) calculate  dividend  and
capital  gains  distributions  subject  to  review  and
approval   by   the  Corporation  and  its  independent
accountants;   and  (17)  generally   assist   in   the
Corporation's  administrative  operations  as  mutually
agreed   to   by  the  parties.  The  duties   of   the
Administrator shall be confined to those expressly set forth herein, and no implied duties are assumed by or may be asserted against the Administrator hereunder.

   (b) The Directors of the Corporation shall cause the
officers,    investment   adviser,    legal    counsel,
independent  accountants, transfer agent and  custodian
for  the Funds to cooperate with the Administrator  and
to  provide the Administrator, upon request, with  such
information, documents and advice relating to the Funds
and  the  Corporation as is within  the  possession  or
knowledge  of  such  persons, in order  to  enable  the
Administrator  to  perform its  duties  hereunder.   In
connection with its duties hereunder, the Administrator
shall  be  entitled to rely, and shall be held harmless
by  the  Corporation when acting in reliance, upon  the
instruction,  advice,  information  or  any   documents
relating to the Funds provided to the Administrator  by
an  officer or representative of the Funds or by any of
the  aforementioned  persons.   Fees  charged  by  such
persons  shall  be  an expense of the respective  Fund.
The  Administrator shall be entitled  to  rely  on  any
document which it reasonably believes to be genuine and
to  have been signed or presented by the proper  party.
The  Administrator shall not be held to have notice  of
any   change  of  authority  of  any  officer,   agent,
representative  or  employee of the  Corporation  until
receipt of written notice thereof from the Corporation.
The  Administrator shall cooperate with the Corporation
and   its   legal  counsel,  independent   accountants,
custodian and transfer agent upon reasonable request in order to enable the Corporation's service providers to perform their duties with respect to the Funds.

   (c) In compliance with the requirements of Rule 31a-
3 under the 1940 Act, the Administrator hereby agrees that all records which it maintains for the Corporation are the property of the Corporation and further agrees to surrender promptly to the Corporation any of such records upon the Corporation's request free of any liens and charges. Subject to the terms of Section 6, the Administrator further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records described in (a) above which are maintained by the Administrator for the Corporation.

   (d) It is understood that in determining security valuations, the Administrator employs one or more pricing services to determine valuations of portfolio securities for purposes of calculating net asset values of the Funds. The Administrator shall identify to the Corporation and the Board of Directors any such pricing service utilized on behalf of the Corporation. The
Administrator is authorized to rely on the prices provided by such service(s) or by the Funds' investment adviser or other authorized representative of the Funds, and shall not be liable for losses to the Corporation or its securityholders as a result of its reliance on the valuations provided by the approved pricing service(s) or the representative.

    (e) The Administrator shall perform its duties hereunder in compliance with all applicable laws.


3. Fees; Delegation; Expenses

    (a)  In  consideration  of  the  services  rendered
pursuant  to this Agreement, the Corporation  will  pay
the  Administrator  a fee, computed daily  and  payable
monthly, as provided in Schedule B hereto, plus out-of-
pocket  expenses.  The Corporation shall also  pay  the
Administrator  for  organizational  start-up   services
provided  on  behalf  of  the  Funds  as  specified  in
Schedule  B.  Out-of-pocket expenses include,  but  are
not limited to, travel, lodging and meals in connection
with  travel  on behalf of the Corporation, programming
and  related  expenses (previously incurred  or  to  be
incurred by Administrator) in connection with providing
electronic    transmission   of   data   between    the
Administrator and the Funds' other service providers, brokers, dealers and depositories, and photocopying, postage and overnight delivery expenses. Fees shall be paid by each Fund at a rate that would aggregate at least the applicable minimum fee for each Fund.

    (b) For the purpose of determining fees payable  to
the Administrator, net asset value shall be computed in
accordance  with  the  Corporation's  Prospectuses  and
resolutions  of the Corporation's Board  of  Directors.
The  fee for the period from the day of the month  this
Agreement  is entered into until the end of that  month
shall  be  pro-rated according to the proportion  which
such period bears to the full monthly period.  Upon any
termination  of this Agreement before the  end  of  any
month,  the fee for such part of a month shall be  pro-
rated  according  to the proportion which  such  period
bears  to the full monthly period and shall be  payable
upon the date of termination of this Agreement.  Should
the  Corporation be liquidated, merged with or acquired
by another fund or investment company, any accrued fees
shall   be  immediately  payable.   Such  fee   as   is
attributable to each Fund shall be a separate charge to
each  Fund and shall be the several (and not  joint  or
joint and several) obligation of each such Fund.
    (c)  The  Administrator will bear all  expenses  in
connection  with the performance of its services  under
this  Agreement  except as otherwise  provided  herein.
Other  costs  and  expenses  to  be  incurred  in   the
operation of the Funds, including, but not limited  to:
taxes;  interest;  brokerage fees and  commissions,  if
any;  salaries,  fees  and  expenses  of  officers  and
Directors;  Commission fees and state  Blue  Sky  fees;
advisory fees; charges of custodians, transfer  agents,
dividend  disbursing  and accounting  services  agents;
security pricing services; insurance premiums;  outside
auditing and legal expenses; costs of organization  and
maintenance   of   corporate  existence;   typesetting,
printing,   proofing  and  mailing   of   prospectuses,
statements   of  additional  information,  supplements,
notices and proxy materials for regulatory purposes and
for  distribution to current shareholders; typesetting,
printing,  proofing  and mailing  and  other  costs  of
shareholder  reports; expenses in connection  with  the
electronic  transmission of documents  and  information
including  electronic filings with the  Commission  and
the states: expenses incidental to holding meetings  of
the   Fund's  shareholders  and  Directors;   and   any
extraordinary expenses; will be borne by the  Funds  or
their   investment  adviser.   Expenses  incurred   for
distribution of shares, including the typesetting, printing, proofing and mailing of prospectuses for persons who are not shareholders of the Corporation, will be borne by the investment adviser, except for such expenses permitted to be paid by the Corporation under a distribution plan adopted in accordance with applicable laws.

4. Proprietary and Confidential Information

   The Administrator agrees on behalf of itself and its
employees  to  treat confidentially and as  proprietary
information  of the Corporation all records  and  other
information relative to the Funds and prior, present or
potential shareholders of the Corporation (and  clients
of  said shareholders), and not to use such records and
information  for any purpose other than performance  of
its responsibilities and duties hereunder, except after
prior  notification to and approval in writing  by  the
Corporation,  which approval shall not be  unreasonably
withheld   and   may   not  be   withheld   where   the
Administrator  may  be  exposed to  civil  or  criminal
proceedings  for failure to comply, when  requested  to
divulge    such   information   by   duly   constituted
authorities, when subject to governmental or regulatory audit or investigation, or when so requested by the Corporation.


5. Limitation of Liability

      (a)        The Administrator shall not be  liable
for  any error of judgment or mistake of law or for any
loss  suffered  by  the Funds in  connection  with  the
matters to which this Agreement relates, except  for  a
loss   resulting   from  the  Administrator's   willful
misfeasance,  bad  faith  or gross  negligence  in  the
performance of its duties or from reckless disregard by
it  of its obligations and duties under this Agreement.
Furthermore, the Administrator shall not be liable  for
any  action  taken or omitted to be taken in accordance
with  instructions received by the Administrator   from
an officer or representative of the Corporation.

          (b)         The   Administrator  assumes   no
responsibility hereunder, and shall not be liable,  for
any  damage, loss of data, errors, delay or  any  other
loss  whatsoever caused by events beyond its reasonable
control.   The  Administrator will, however,  take  all
reasonable steps to minimize service interruptions for any period that such interruption continues beyond its control.

6. Term

    (a) This Agreement shall become effective with respect to each Fund listed on Schedule A hereof as of the date hereof and, with respect to each Fund not in existence on that date, on the date an amendment to Schedule A to this Agreement relating to that Fund is executed. This Agreement shall continue in effect with respect to each Fund for a period of one-year from the date hereof (the "Initial Term"). Thereafter, if not terminated as provided herein, this Agreement shall continue automatically in effect as to each Fund for successive annual periods.

   (b) This Agreement may be terminated with respect to any one or more particular Funds without penalty after the Initial Term (i) upon mutual consent of the parties, or (ii) by either party upon not less than ninety (90) days' written notice to the other party
(which notice may be waived by the party entitled to the notice). The terms of this Agreement shall not be waived, altered, modified, amended or supplemented in any manner whatsoever except by a written instrument signed by the Administrator and the Corporation.

     (c)     Notwithstanding  anything  herein  to  the
contrary, upon the termination of this Agreement or the
liquidation   of   a  Fund  or  the  Corporation,   the
Administrator shall deliver the records of the  Fund(s)
and/or   Corporation  as  the  case  may  be   to   the
Corporation  or person(s) designated by the Corporation
and thereafter the Corporation or its designee shall be
solely  responsible for preserving the records for  the
periods  required  by all applicable  laws,  rules  and
regulations.  In addition, in the event of  termination
of  this  Agreement,  or  the proposed  liquidation  or
merger  of  the  Corporation  or  a  Fund(s),  and  the
Corporation  requests  the  Administrator  to   provide
services in connection therewith, the Administrator shall provide such services and be entitled to such compensation as the parties may mutually agree.


7. Non-Exclusivity

    The  services of the Administrator rendered to  the
Corporation  are  not  deemed  to  be  exclusive.   The
Administrator  may render such services and  any  other
services   to   others,  including   other   investment
companies.  The Corporation recognizes that  from  time
to  time  directors,  officers  and  employees  of  the
Administrator   may   serve  as  trustees,   directors,
officers and employees of other entities (including other investment companies), that such other entities may include the name of the Administrator as part of their name and that the Administrator or its affiliates may enter into investment advisory or other agreements with such other entities.


8. Governing Law; Invalidity

   This Agreement shall be governed by and construed in
accordance with the laws of the State of Wisconsin.  To
the  extent  that the applicable laws of the  State  of
Wisconsin,  or  any of the provisions herein,  conflict
with  the  applicable provisions of the 1940  Act,  the
latter  shall  control,  and nothing  herein  shall  be
construed in a manner inconsistent with the 1940 Act or
any  rule  or order of the Commission thereunder.   Any
provision of this Agreement which may be determined  by
competent  authority to be prohibited or  unenforceable
in  any jurisdiction shall, as to such jurisdiction, be
ineffective  to  the  extent  of  such  prohibition  or
unenforceability   in   any  jurisdiction   shall   not
invalidate or render unenforceable such provision in any other jurisdiction.

9. Notices

    Any  notice required or to be permitted to be given
by  either  party to the other shall be in writing  and
shall  be  deemed  to  have been  given  when  sent  by
registered  or certified mail, postage prepaid,  return
receipt   requested,  as  follows:    Notice   to   the
Administrator  shall  be  sent  to  Sunstone  Financial
Group,  Inc.,  207  East  Buffalo  Street,  Suite  400,
Milwaukee, WI, 53202, Attention Miriam M. Allison, and notice to the Corporation shall be sent to Frontegra
Funds,  Inc.,  400 Skokie Blvd, Suite  500  Northbrook,
Illinois 60062, Attn:  Co-Presidents.

10.    Entire Agreement

    This Agreement constitutes the entire Agreement of the parties hereto.

11.     Counterparts

    This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original agreement but such counterparts shall together constitute but one and the same instrument.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer as of the day and year first above written.

                              FRONTEGRA FUNDS, INC.
                              (the Corporation)



                              By:____________________________________________
                                 Co-President



                              SUNSTONE FINANCIAL GROUP,INC.
                              ("Administrator")



                              By:____________________________________________
                                 President


                      Schedule A
                        to the
     Administration and Fund Accounting Agreement
                    by and between
                 FRONTEGRA FUNDS, INC.
                         and
            Sunstone Financial Group, Inc.


           Frontegra Total Return Bond Fund













                      Schedule B
                        to the
     Administration and Fund Accounting Agreement
                    by and between
                 FRONTEGRA FUNDS, INC.
                          and
            Sunstone Financial Group, Inc.


                                                                   Minimum
Name of Fund                      Annual Fees                     Annual Fee

Total Return Bond   Up to $50 Million      20.0 basis points      $65,000
                    Over $50 Million        7.0 basis points


The fees quoted assume a single class of shares. In addition to the foregoing, the Corporation shall pay to the Administrator $32,000 for organizational start-up services provided by the Administrator on behalf of the Funds. The Corporation shall also pay/reimburse the Administrator's out-of-pocket expenses as described in the Agreement. The minimum annual fee is subject to annual escalation in the amount of 6% with the first escalation to be effective one-year from the date hereof. Fees for additional series shall be determined separately and reflected in an amended Schedule B.